Whirlpool Corporation Announces Q3 Results Impacted by Short Term Macro Headwinds And Provides Update on Portfolio Transformation; Business Well Positioned for Future
•Portfolio transformation advances with announced acquisition of InSinkErator and the completed divestiture of the Whirlpool Russia business
•Strategic review of EMEA nears conclusion with two potential strategic investors in final evaluation stage
•GAAP net earnings margin of 3.0% and ongoing (non-GAAP) EBIT margin(2) of 5.5%, despite double digit industry declines across most major marketplaces and continued elevated cost inflation
•In anticipation of a temporary soft demand environment, reduced production volumes by 35% in the third quarter
•Delivered GAAP and ongoing (non-GAAP) earnings per diluted share(1)of $2.60 and $4.49, respectively
•Revised full-year 2022 guidance to ~$5.00 earnings per diluted share on a GAAP basis and ~$19.00 on an ongoing basis(2), cash provided by operating activities of $1.5 billion and free cash flow(4) of $950 million
•Structurally improved Whirlpool well positioned to navigate current environment and benefit from long-term demand tailwinds

BENTON HARBOR, Mich., October 20, 2022 - Whirlpool Corporation (NYSE: WHR), committed to being the best global kitchen and laundry company, in constant pursuit of improving life at home, today reported third quarter 2022 financial results.

"
While our Q3 results were impacted by ongoing macroeconomic headwinds and continued elevated levels of inflation that resulted in slowing demand, we remain on track to deliver the second-best year in our 111-year history in 2022,” said Marc Bitzer, chairman and chief executive officer of Whirlpool Corporation. “Looking ahead, we see these challenges persisting into the first half of 2023, however, we believe we have the right actions in place that will allow us to navigate through the current environment while advancing our portfolio transformation and delivering strong shareholder returns."
MARC BITZER

KEY RESULTS

Third Quarter Results	2022	2021	Change
Net sales ($M)	$4,784	$5,488	$(704)	(12.8)%
Net sales excluding currency ($M)	$4,957	$5,488	$(531)	(9.7)%
GAAP net earnings (loss) available to Whirlpool ($M)	$143	$471	$(328)	(69.6)%
Ongoing EBIT(2) ($M)	$265	$608	$(343)	(56.4)%
GAAP earnings (loss) per diluted share	$2.60	$7.51	$(4.91)	nm
Ongoing earnings per diluted share(1)	$4.49	$6.68	$(2.19)	(32.8)%
CASH FLOW

Year-to-Date Free Cash Flow	2022	2021	Change
Cash provided by (used in) operating activities ($M)	$310	$1,294	$(984)
Free cash flow(4) ($M)	$(24)	$988	$(1,012)
QUARTERLY HIGHLIGHTS
•Net sales decline of (12.8)%, or (9.7)% excluding currency, impacted by lower volume as a result of slowing demand, partially offset by favorable product price/mix
•Strong actions addressing current macro environment, go-to-market actions delivered 550 basis points of price/mix with previously announced cost-based pricing actions fully in place across the globe

"
Our strong balance sheet and multi-year performance has positioned us to deliver on our capital allocation priorities,” said Jim Peters, chief financial officer of Whirlpool Corporation. “We have rewarded our shareholders by returning $2.6 billion in cash since 2021, while also pursuing value creating M&A, such as our recently announced InSinkErator acquisition."
JIM PETERS

REGIONAL REVIEW

North America	Q3 2022	Q3 2021	Change	Change excluding currency impact
Net sales ($M)	$2,873	$3,113	(7.7)%	(7.4)%
EBIT(3) ($M)	$282	$553	(49.0)%	-
•Slight sequential share gains from Q2
•EBIT margin(3) of 9.8 percent, compared to 17.7 percent in the same prior-year period, impacted by aggressive inventory reduction

Europe, Middle East and Africa	Q3 2022	Q3 2021	Change	Change excluding currency impact
Net sales ($M)	$903	$1,256	(28.1)%	(16.7)%
EBIT(3) ($M)	$(28)	$28	nm	-
•Continued demand weakness across key countries; revenue decline, excluding currency and Russia(5), of ~8.0 percent
•EBIT margin(3) of (3.1) percent, compared to 2.2 percent in the same prior-year period, impacted by lower volumes and cost inflation, partially offset by cost-based pricing actions

Latin America	Q3 2022	Q3 2021	Change	Change excluding currency impact
Net sales ($M)	$750	$841	(10.8)%	(10.4)%
EBIT(3) ($M)	$40	$73	(45.2)%	-
•Double digit demand contraction in Mexico and Brazil offsetting cost-based pricing actions
•EBIT margin(3) of 5.3 percent, compared to 8.7 percent in the same prior-year period, impacted by cost inflation partially offset by strong cost reduction actions

Asia	Q3 2022	Q3 2021	Change	Change excluding currency impact
Net sales ($M)	$258	$278	(7.2)%	(1.2)%
EBIT(3) ($M)	$12	$24	(50.0)%	-
•Demand negatively impacted by consumer sentiment, partially offset by cost-based pricing actions
•EBIT margin(3) of 4.7 percent, compared to 8.6 percent in the same prior-year period, driven by revenue decline and cost inflation

FULL-YEAR 2022 OUTLOOK
•Expect full-year 2022 revenues of approximately $20.1 billion (down ~9 percent)
•Reduced earnings per diluted share from $9.50 to $11.50 to ~$5.00 on a GAAP basis and from $22.00 to $24.00 to ~$19.00 on an ongoing basis(2)
•Reduced cash provided by operating activities from $1.85 billion to $1.50 billion; reduced free cash flow(4) from $1.25 billion to $950 million
•Updated GAAP and adjusted (non-GAAP) tax rate from 34 to 36 percent to 31 to 33 percent and from 21 to 23 percent to 14 to 16 percent, respectively

(1)A reconciliation of ongoing earnings per diluted share, a non-GAAP financial measure, to reported net earnings (loss) per diluted share available to Whirlpool and other important information, appears below.
(2)A reconciliation of earnings before interest and taxes (EBIT) and ongoing EBIT, non-GAAP financial measures, to reported net earnings (loss) available to Whirlpool, and a reconciliation of EBIT margin and ongoing EBIT margin, non-GAAP financial measures, to net earnings (loss) margin and other important information, appears below.
(3)Segment EBIT represents our consolidated EBIT broken down by the Company's reportable segments and are metrics used by the chief operating decision maker in accordance with ASC 280. Consolidated EBIT also includes corporate "Other/Eliminations" of $(68) million and $(48) million for the third quarters of 2022 and 2021, respectively.
(4)A reconciliation of free cash flow, a non-GAAP financial measure, to cash provided by (used in) operating activities and other important information, appears below. Adjusted free cash flow of $1,296 million for the third quarter of 2021 has been restated to $988 million free cash flow measure to conform with current year presentation.
(5)A reconciliation of regional organic net sales, a non-GAAP financial measure, to reported regional net sales and other information, appears below.

Contact Whirlpool Corporation: Media: 269/923-7405, Media@Whirlpool.com, Financial: Korey Thomas, Investor_Relations@Whirlpool.com

ABOUT WHIRLPOOL CORPORATION
Whirlpool Corporation (NYSE: WHR) is committed to being the best global kitchen and laundry company, in constant pursuit of improving life at home. In an increasingly digital world, the company is driving purposeful innovation to meet the evolving needs of consumers through its iconic brand portfolio, including Whirlpool, KitchenAid, Maytag, Consul, Brastemp, Amana, Bauknecht, JennAir, Indesit and Yummly. In 2021, the company reported approximately $22 billion in annual sales, 69,000 employees and 54 manufacturing and technology research centers. Additional information about the company can be found at WhirlpoolCorp.com.

WEBSITE DISCLOSURE
We routinely post important information for investors on our website, WhirlpoolCorp.com, in the "Investors" section. We also intend to update the "Hot Topics Q&A" portion of this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the "Investors" section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

WHIRLPOOL ADDITIONAL INFORMATION
This document contains forward-looking statements about Whirlpool Corporation and its consolidated subsidiaries ("Whirlpool") that speak only as of this date. Whirlpool disclaims any obligation to update these statements. Forward-looking statements in this document may include, but are not limited to, statements regarding future financial results, long-term value creation goals, portfolio transformation, restructuring and repurchase expectations, productivity, direct-to-consumer sales growth, raw material prices and the impact of COVID-19 and the Russia/Ukraine conflict on our operations. Such statements can be identified by the use of terminology such as "may," "could," "will," "should," "possible," "plan," "predict," "forecast," "potential," "anticipate," "estimate," "expect," "project," "intend," "believe," "may impact," "on track," and similar words or expressions. Many risks, contingencies and uncertainties could cause actual results to differ materially from Whirlpool's forward-looking statements. Among these factors are: (1) the ongoing Russian invasion of Ukraine and related conflict and sanctions; (2) COVID-19 pandemic-related business disruptions and economic uncertainty; (3) intense competition in the home appliance industry reflecting the impact of both new and established global competitors, including Asian and European manufacturers, and the impact of the changing retail environment, including direct-to-consumer sales; (4) Whirlpool's ability to maintain or increase sales to significant trade customers and the ability of these trade customers to maintain or increase market share; (5) Whirlpool's ability to maintain its reputation and brand image; (6) the ability of Whirlpool to achieve its business objectives and leverage its global operating platform, and accelerate the rate of innovation; (7) Whirlpool’s ability to understand consumer preferences and successfully develop new products; (8) Whirlpool's ability to obtain and protect intellectual property rights; (9) acquisition, divestiture and investment-related risks, including risks associated with our past acquisitions; (10) Whirlpool's ability to navigate risks associated with our presence in emerging markets; (11) risks related to our international operations, including changes in foreign regulations; (12) Whirlpool's ability to respond to unanticipated social, political and/or economic events; (13) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; (14) product liability and product recall costs; (15) the ability of suppliers of critical parts, components and manufacturing equipment to deliver sufficient quantities to Whirlpool in a timely and cost-effective manner; (16) our ability to attract, develop and retain executives and other qualified employees; (17) the impact of labor relations; (18) fluctuations in the cost of key materials (including steel, resins, copper and aluminum) and components and the ability of Whirlpool to offset cost increases; (19) Whirlpool's ability to manage foreign currency fluctuations; (20) impacts from goodwill impairment and related charges; (21) triggering events or circumstances impacting the carrying value of our long-lived assets; (22) inventory and other asset risk; (23) health care cost trends, regulatory changes and variations between results and estimates that could increase future funding obligations for pension and postretirement benefit plans; (24) litigation, tax, and legal compliance risk and costs, especially if materially different from the amount we expect to incur or have accrued for, and any disruptions caused by the same; (25) the effects and costs of governmental investigations or related actions by third parties; (26) changes in the legal and regulatory environment including environmental, health and safety regulations, and taxes and tariffs; (27) Whirlpool's ability to respond to the impact of climate change and climate change regulation; and (28) the uncertain global economy and changes in economic conditions which affect demand for our products. Additional information concerning these and other factors can be found in Whirlpool's filings with the Securities and Exchange Commission, including the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Price increases and/or actions referred to throughout the document reflect previously announced cost-based price increases.

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
FOR THE PERIODS ENDED SEPTEMBER 30
(Millions of dollars, except per share data)

	Three Months Ended		Nine Months Ended
	2022	2021	2022	2021
Net sales	$4,784	$5,488	$14,801	$16,170
Expenses
Cost of products sold	4,104	4,380	12,373	12,823
Gross margin	680	1,108	2,428	3,347
Selling, general and administrative	446	524	1,283	1,526
Intangible amortization	8	10	24	37
Restructuring costs	3	7	13	35
Impairment of goodwill and other intangibles	—	—	384	—
(Gain) loss on sale and disposal of businesses	2	15	348	(105)
Operating profit	221	552	376	1,854
Other (income) expense
Interest and sundry (income) expense	(19)	(78)	(45)	(139)
Interest expense	40	44	126	134
Earnings (loss) before income taxes	200	586	295	1,859
Income tax expense (benefit)	53	100	196	353
Equity method investment income (loss), net of tax	(2)	—	(6)	—
Net earnings (loss)	145	486	93	1,506
Less: Net earnings (loss) available to noncontrolling interests	2	15	8	21
Net earnings (loss) available to Whirlpool	$143	$471	$85	$1,485
Per share of common stock
Basic net earnings (loss) available to Whirlpool	$2.61	$7.56	$1.52	$23.67
Diluted net earnings (loss) available to Whirlpool	$2.60	$7.51	$1.51	$23.47
Dividends declared	$1.75	$1.40	$5.25	$4.05
Weighted-average shares outstanding (in millions)
Basic	54.7	62.2	56.3	62.7
Diluted	55.0	62.7	56.7	63.2

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Millions of dollars, except share data)

	September 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$1,794	$3,044
Accounts receivable, net of allowance of $83 and $98, respectively	2,410	3,100
Inventories	2,884	2,717
Prepaid and other current assets	831	834
Total current assets	7,919	9,695
Property, net of accumulated depreciation of $6,397 and $6,619, respectively	2,569	2,805
Right of use assets	833	946
Goodwill	2,177	2,485
Other intangibles, net of accumulated amortization of $520 and $522, respectively	1,800	1,981
Deferred income taxes	1,741	1,920
Other noncurrent assets	472	453
Total assets	$17,511	$20,285
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$4,445	$5,413
Accrued expenses	580	609
Accrued advertising and promotions	692	854
Employee compensation	240	576
Notes payable	8	10
Current maturities of long-term debt	248	298
Other current liabilities	596	750
Total current liabilities	6,809	8,510
Noncurrent liabilities
Long-term debt	4,722	4,929
Pension benefits	273	378
Postretirement benefits	132	142
Lease liabilities	699	794
Other noncurrent liabilities	525	519
Total noncurrent liabilities	6,351	6,762
Stockholders' equity
Common stock, $1 par value, 250 million shares authorized, 114 million and 114 million shares issued, respectively, and 54 million and 59 million shares outstanding, respectively	114	114
Additional paid-in capital	3,053	3,025
Retained earnings	9,960	10,170
Accumulated other comprehensive loss	(1,939)	(2,357)
Treasury stock, 60 million and 55 million shares, respectively	(7,010)	(6,106)
Total Whirlpool stockholders' equity	4,178	4,846
Noncontrolling interests	173	167
Total stockholders' equity	4,351	5,013
Total liabilities and stockholders' equity	$17,511	$20,285

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE PERIODS ENDED SEPTEMBER 30
(Millions of dollars)

	Nine Months Ended
	2022	2021
Operating activities
Net earnings (loss)	$93	$1,506
Adjustments to reconcile net earnings to cash provided by (used in) operating activities:
Depreciation and amortization	344	378
Impairment of goodwill and other intangibles	384	—
(Gain) loss on sale and disposal of businesses	348	(105)
(Gain) loss on previously held equity interest	—	(42)
Changes in assets and liabilities:
Accounts receivable	510	(289)
Inventories	(359)	(785)
Accounts payable	(745)	617
Accrued advertising and promotions	(114)	20
Accrued expenses and current liabilities	22	207
Taxes deferred and payable, net	(10)	50
Accrued pension and postretirement benefits	(81)	(89)
Employee compensation	(297)	10
Other	215	(184)
Cash provided by (used in) operating activities	310	1,294
Investing activities
Capital expenditures	(334)	(306)
Proceeds from sale of assets and businesses	76	299
Acquisition of businesses, net of cash acquired	—	(46)
Cash held by divested businesses	(75)	(393)
Cash provided by (used in) investing activities	(333)	(446)
Financing activities
Net proceeds from borrowings of long-term debt	300	300
Net proceeds (repayments) of long-term debt	(300)	(300)
Net proceeds (repayments) from short-term borrowings	—	1
Dividends paid	(295)	(253)
Repurchase of common stock	(903)	(641)
Common stock issued	3	76
Other	—	(39)
Cash provided by (used in) financing activities	(1,195)	(856)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(32)	(51)
Increase (decrease) in cash, cash equivalents and restricted cash	(1,250)	(59)
Cash, cash equivalents and restricted cash at beginning of year	3,044	2,934
Cash, cash equivalents and restricted cash at end of period	$1,794	$2,875

SUPPLEMENTAL INFORMATION - CONSOLIDATED FINANCIAL STATEMENTS RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Millions of dollars except per share data)
(Unaudited)
We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, some of which we refer to as "ongoing" measures, including earnings before interest and taxes (EBIT), EBIT margin, ongoing EBIT, ongoing EBIT margin, ongoing earnings per diluted share, adjusted effective tax rate, organic net sales, return on invested capital (ROIC) and free cash flow. Ongoing measures exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations and provide a better baseline for analyzing trends in our underlying businesses. Sales excluding foreign currency is calculated by translating the current period net sales, in functional currency, to U.S. dollars using the prior-year period’s exchange rate compared to the prior-year period net sales. Management believes that sales excluding foreign currency provides stockholders with a clearer basis to assess our results over time, excluding the impact of exchange rate fluctuations. Management believes that organic net sales provides stockholders with a clearer basis to assess our results over time, excluding the impact of exchange rate fluctuations and divestitures. Management believes that ROIC provides investors with a view of capital efficiency, a key driver of stockholder value creation. Management believes that adjusted tax rate provides investors with a meaningful, consistent comparison of the Company's effective tax rate, excluding the pre-tax income and tax effect of certain unique items. Management believes that free cash flow and adjusted free cash flow provides investors and stockholders with a relevant measure of liquidity and a useful basis for assessing the company's ability to fund its activities and obligations. The Company provides free cash flow related metrics, such as adjusted free cash flow as a percentage of net sales, as long-term management goals, not an element of its annual financial guidance, and as such does not provide a reconciliation of adjusted free cash flow to cash provided by (used in) operating activities, the most directly comparable GAAP measure, for these long-term goal metrics. Whirlpool does not provide a non-GAAP reconciliation for its forward-looking long-term value creation goals, such as organic net sales, EBIT, free cash flow conversion, ROIC and gross debt/EBITDA, as these long-term management goals are not annual guidance, and the reconciliation of these long-term measures would rely on market factors and certain other conditions and assumptions that are outside of the company’s control. We believe that these non-GAAP measures provide meaningful information to assist investors and stockholders in understanding our financial results and assessing our prospects for future performance, and reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP financial measures, provide a more complete understanding of our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These ongoing financial measures should not be considered in isolation or as a substitute for reported net earnings available to Whirlpool per diluted share, net earnings, net earnings available to Whirlpool, net earnings margin, return on assets, net sales, effective tax rate and cash provided by (used in) operating activities, the most directly comparable GAAP financial measures. We also disclose segment EBIT an important financial metric used by the Company's Chief Operating Decision Maker to evaluate performance and allocate resources in accordance with ASC 280 - Segment Reporting. GAAP net earnings available to Whirlpool per diluted share and ongoing earnings per diluted share are presented net of tax, while individual adjustments in each reconciliation are presented on a pre-tax basis; the income tax impact line item aggregates the tax impact for these adjustments. The tax impact of individual line item adjustments may not foot precisely to the aggregate income tax impact amount, as each line item adjustment may include non-taxable components. Historical quarterly earnings per share amounts are presented based on a normalized tax rate adjustment to reconcile quarterly tax rates to full-year tax rate expectations. We strongly encourage investors and stockholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

THIRD-QUARTER 2022 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per diluted share available to Whirlpool, for the three months ended September 30, 2022. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our third-quarter GAAP tax rate was 26.5%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our third-quarter adjusted tax rate (non-GAAP) of (10.8)%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	September 30, 2022
Net earnings (loss) available to Whirlpool	$143
Net earnings (loss) available to noncontrolling interests	2
Income tax expense (benefit)	53
Interest expense	40
Earnings before interest & taxes	$238
Net sales	$4,784
Net earnings (loss) margin	3.0%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$238	$2.60
Impact of M&A transactions(b)	Selling, general & administrative	27	0.49
Income tax impact			0.05
Normalized tax rate adjustment(c)			1.35
Ongoing measure		$265	$4.49
Net sales		$4,784
Ongoing EBIT margin		5.5%

Note: Numbers may not reconcile due to rounding

THIRD-QUARTER 2021 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE
The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the three months ended September 30, 2021. Net earnings margin is calculated by dividing net earnings available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our third-quarter GAAP tax rate was 17.1%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our third-quarter adjusted tax rate (non-GAAP) of 25.0%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	September 30, 2021
Net earnings (loss) available to Whirlpool	$471
Net earnings (loss) available to noncontrolling interests	15
Income tax expense (benefit)	100
Interest expense	44
Earnings (loss) before interest & taxes	$630
Net sales	$5,488
Net earnings margin	8.6%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$630	$7.51
Restructuring costs(d)	Restructuring cost	7	0.10
(Gain) loss on sale and disposal of businesses(e)	(Gain) loss on sale and disposal of businesses	13	0.21
(Gain) loss on previously held equity interest(f)	(Gain) loss on previously held equity interest	(42)	(0.50)
Income tax impact		—	0.05
Normalized tax rate adjustment(c)		—	(0.69)
Ongoing measure		$608	$6.68
Net sales		$5,488
Ongoing EBIT margin		11.1%

Note: Numbers may not reconcile due to rounding

FULL-YEAR 2022 OUTLOOK FOR ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the twelve months ending December 31, 2022. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our anticipated full-year GAAP tax rate is 31.0% to 33.0%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our anticipated full-year adjusted tax (non-GAAP) rate between 14.0% and 16.0%.

		Twelve Months Ending
		December 31, 2022
	Results classification	Earnings before interest & taxes*	Earnings per diluted share
Reported measure		$603	~$5.00
Impairment of goodwill and other intangibles(a)	Impairment of goodwill and other intangibles	384	6.83
Impact of M&A transactions(b)	Selling, general & administrative	469	8.33
Total income tax impact			(2.27)
Normalized tax rate adjustment(c)			1.25
Ongoing measure		$1,456	~$19.00

Note: Numbers may not reconcile due to rounding

*Earnings Before Interest & Taxes (EBIT) is a non-GAAP measure. The Company does not provide a forward-looking quantitative reconciliation of EBIT to the most directly comparable GAAP financial measure, net earnings available to Whirlpool, because the net earnings available to noncontrolling interests item of such reconciliation -- which has historically represented a relatively insignificant amount of the Company's overall net earnings -- implicates the Company's projections regarding the earnings of the Company's non wholly-owned subsidiaries and joint ventures that cannot be quantified precisely or without unreasonable efforts.

FOOTNOTES

a.IMPAIRMENT OF GOODWILL AND OTHER INTANGIBLES - The carrying value of the EMEA reporting unit and Indesit and Hotpoint* trademarks exceeded their fair values resulting in an impairment charge of $384 million during the second quarter of 2022.

b.IMPACT OF M&A TRANSACTIONS - During the second quarter of 2022, we entered into an agreement to sell our Russia business. We classified this disposal group as held for sale and recorded an impairment loss of $346 million for the write-down of the assets to their fair value. During the third quarter of 2022, the loss from disposal was adjusted by an immaterial amount resulting in a final loss amount of $348 million for the nine months ended September 30, 2022. Additionally, we incurred unique transaction related costs of $25 million related to portfolio transformation and EMEA strategic assessment expenses for the three months ended September 30, 2022 and $42 million for the nine months ended, respectively, and expect to incur additional charges in the three months ending December 31, 2022. These transaction costs are recorded in Selling, general and administrative expenses on our Consolidated Condensed Statement of Comprehensive Income (Loss).

c.NORMALIZED TAX RATE ADJUSTMENT - During the third quarter of 2022, the Company calculated ongoing earnings per share using an adjusted tax rate of (10.8)% to reconcile to our anticipated full-year ongoing effective tax rate between 14.0% and 16.0%, which excludes the impacts of the non-tax deductible loss on sale of the Russia business of $348 million and impairment of goodwill of $278 million. During the third quarter of 2021, the Company calculated ongoing earnings per share using an adjusted tax rate of 25.0%, to reconcile to our anticipated full-year 2021 ongoing effective tax rate between 24% and 26%, which excludes the gain on sale and disposal of businesses.

d.RESTRUCTURING COSTS - In 2022, and moving forward, we will only exclude restructuring actions greater than $50 million from our ongoing results. In 2021, these costs were primarily related to actions that right-size and reduce the fixed cost structure of our EMEA business and other centralized functions.

e.(GAIN) LOSS ON SALE AND DISPOSAL OF BUSINESSES - During the third quarter of 2021, we recognized a $13 million loss related to the sale of our Turkish subsidiary.

f.(GAIN) LOSS ON PREVIOUSLY HELD EQUITY INTEREST - During the third quarter of 2021, Whirlpool Corporation acquired an additional 38% equity interest in Elica PB India Private Limited (Elica PB India) for $57 million, which resulted in a controlling equity ownership of approximately 87%. The previously held equity interest of 49% in Elica PB India was remeasured at fair value of $74 million on the acquisition date, which resulted in a gain of $42 million. This gain was recorded within Interest & sundry (income) expense during the third quarter. The earnings per diluted share impact is calculated net of minority interest.

ORGANIC NET SALES
The reconciliation provided below reconciles the non-GAAP financial measure organic net sales to GAAP reported net sales, for three months ended September 30, 2021 and 2022 for the Whirlpool EMEA business.

	Three Months Ended
	Sept 30,
	2021	2022	Change
Net Sales	$1,256	$903	(28.1)%
Less: Russia Divestiture	146	24
Less: Currency		(142)
Organic Net Sales	$1,110	$1,021	(8.0)%

Note: Numbers may not reconcile due to rounding

FREE CASH FLOW

Free cash flow is cash provided by (used in) operating activities after capital expenditures. The reconciliation provided below reconciles nine months ended September 30, 2022 and 2021 and 2022 full-year free cash flow with cash provided by (used in) operating activities, the most directly comparable GAAP financial measure. Free cash flow as a percentage of net sales is calculated by dividing free cash flow by net sales.

	Nine Months Ended
	September 30,
(millions of dollars)	2022	2021	2022 Outlook
Cash provided by (used in) operating activities	$310	$1,294	$1,500
Capital expenditures	(334)	(306)	(550)
Free cash flow	$(24)	$988	$950

Cash provided by (used in) investing activities*	(333)	(446)
Cash provided by (used in) financing activities*	(1,195)	(856)

Throughout 2021 and comparable periods, the Company defined adjusted free cash flow as cash provided by (used in) operating activities less capital expenditures and including proceeds from the sale of assets/businesses, and changes in restricted cash. Starting in 2022, the Company presents free cash flow which is cash provided by (used in) operating activities less capital expenditures. Adjusted free cash flow of $1,296 million for the third quarter of 2021 has been restated to $988 million free cash flow measure to conform with current year presentation.

Adjusted Free Cash Flow (FCF) Reconciliation: in millions	Nine Months Ended September 30,
2021
Cash provided by (used in) operating activities	$1,294
Capital expenditures	(306)
Proceeds from sale of assets and business	299
Change in restricted cash	9
Adjusted free cash flow	$1,296

Cash provided by (used in) investing activities	$(446)
Cash provided by (used in) financing activities	(856)

*Financial guidance on a GAAP basis for cash provided by (used in) financing activities and cash provided by (used in) investing activities has not been provided because in order to prepare any such estimate or projection, the Company would need to rely on market factors and certain other conditions and assumptions that are outside of its control.

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